Exhibit 99.1

Date: May 31, 2006

To: ADC Employees – Global

From: Bob Switz, President and Chief Executive Officer

Subject: Andrew Merger Agreement and FY06 Second Quarter Performance

Today ADC announced an unprecedented opportunity to grow our company in a truly transformational way with the news that ADC has reached an agreement to merge with Andrew. Andrew is one of the global leaders in wireless connectivity solutions. The proposed strategic combination, which is subject to approval of the shareholders of each company and regulatory review, will create a $3.3 billion global network infrastructure leader.

This is extremely exciting and significant news for ADC.

ANDREW MERGER
Many of you are already familiar with the Andrew name. Andrew, with its headquarters’ in Westchester, Illinois and facilities in 35 countries around the globe, delivers innovative and essential equipment solutions for the wireless global communications market. Like ADC, Andrew has a great reputation in the telecommunications market. Both ADC and Andrew have a 70-plus-year history and strong global brands. We believe the fit between our two companies and cultures is ideal.

By combining with Andrew, we are forming a world leader in wireline and wireless communications infrastructure products and services. Together, we expect our two companies will be able to drive significantly more value for our customers, shareowners and employees than we could on our own. I believe we can achieve superior operating and financial performance with our shared mission to provide innovative wireline and wireless infrastructure solutions supported with superior customer service.

I also believe that an opportunity of this magnitude doesn’t come along very often. When it does, we must pursue it. With accelerating globalization and consolidation in our industry, now is the right time for ADC and Andrew to join forces.

Why does this transaction make good business sense for ADC?
First, this strategic combination joins our leading wireline connectivity solutions with Andrew’s leading wireless network solutions to create a global leader. In addition, we expect to more than double our annual revenue and increase earnings substantially.

Second, we believe the complementary products and services of our two companies will generate significant new growth opportunities through cross selling and enhanced geographic reach. And we believe our customers will benefit from a broader suite of products and services.

Third, as a merged company, we will expect to benefit from synergies that will enable us to operate more efficiently and cost effectively.

Finally, we believe employees will benefit from the new opportunities as a result of being part of a true global leader.

What’s Next?
The merger’s success will depend in large part on how quickly we can define roles and responsibilities. Until the transaction closes, the companies will both continue to operate in the ordinary course of business. In the very near-term, however, we will establish teams to develop integration plans that will be implemented once the transaction has closed. Both ADC and Andrew employees will be involved. TEAMWORK, one of the foundations of The ADC Way, will be essential to seamlessly integrating the two companies.

I know you have many, many questions on how this will impact you personally. While I don’t have all the answers, we are starting to gather questions and will provide answers as we define them. I’m committed to sharing updates with you as they occur and communicating in an honest and open platform.

During this time, it’s important that we all remain vigilant in our support of our customers and meet our customer demands. We still have a business to run and it’s extremely important that we maintain focus on the business during the next few months. I am confident on our ability to do so and I know that all of you are up to this challenge.

To provide you with the most current information on our Q2 results and the merger, I’ve scheduled two Town Hall webcasts. There is a special Town Hall webcast TODAY at 10:30 a.m. CST and a second webcast on June 15. Details on how to access the webcasts are located below under the “Links of Interest” section.

What Will The Combined Company Look Like Going Forward After The Transaction Closes?

The combined company will be based at ADC’s world headquarters in Minnesota with ADC’s John A. Blanchard continuing as non-executive chairman, and I will continue as president and CEO. The board of directors of the combined company will be composed of 12 members of which eight will be current ADC directors, including Blanchard and myself, and four will be current Andrew directors. Key members of the management team from both companies will comprise the management team of the combined company after closing. The combined company will be named ADC Andrew.

We will be globally structured and have a foundation defined for the key organizational components (post-close) of the proposed combination. The key organizational components will be defined in four areas:

1)	Global Business Groups: These groups will have comprehensive global profit and loss responsibilities with product management, engineering and manufacturing included in the groups.

2)	Global Go-To-Market: Optimally, we will both tap into the global nature of Andrew’s Original Equipment Manufacturing (OEMs) structure and capitalize on ADC’s key market customers.

3)	Acquisition Integration: The effective integration of the ADC and Andrew merger will be a major priority in the near-term future. This key component will focus on setting and meeting aggressive goals and timelines in support of our acquisition objectives.

4)	Corporate Functions: This community will be key drivers in ensuring one company and one culture. (Finance; Legal; Corporate Services including IT, facilities, and real estate; Business Development; Strategy and Technology; Human Resources; and Strategic Supply Chain.)

For a more detailed look at how we will look post-close of the proposed merger, please click HERE.

ADC also announced our second quarter financial results today.

FY06 Second Quarter
I’m pleased with our healthy second quarter sales growth. Our sequential quarterly growth was very strong at 30% in the second quarter with growth in all product groups.

Our year-over-year sales growth is driven primarily by 91% growth in the Fiber Connectivity Solutions area and 16% growth in the Global Connectivity Solutions, partially offset by lower Wireless sales.

Additional details from our second quarter include:

•	Net Sales from continuing operations of $366 million

•	Adjusted operating margin of 9.7%

•	Strong working capital efficiency performance on receivables collection and inventory turns

•	Significant cash ($41 million) by continuing operating activities

•	International sales were 39% of total sales – U.S. sales grew 24% over FY05 second quarter

•	Total cash and securities on hand — $513 million at quarter end

•	9,300 employees

I encourage you to view the complete news release in detail by viewing our website at adc.com or you may click HERE to access the news release.

Your Responsibility – Critical To Our Future Success
I said it before and I need to highlight this point again. Remain vigilant in the support you provide to our customers. Don’t get distracted. Some employees will be assigned integration activities and we need everyone to pitch in to make this proposed combination with Andrew a success. Teamwork will be essential. Stay focused on the business so we can successfully execute on our third and fourth quarter goals.

The potential of this transaction represents a powerful combination. I’d like to thank you in advance for your commitment and support. Together, we are transforming ADC into the clear global leader in communications infrastructure products and services.

LINKS OF INTEREST
ADC’s External News Release – ADC and Andrew to Merge
Special ADC Town Hall Webcast Invite and Details (May 31, 10:30 a.m. CT)
ADC’s External News Release – FY06 Q2 Results
Town Hall Webcast Invite and Details (June 15, 9:30 a.m. CT)
Organizational Structure — Supplement
Andrew’s Website: www.andrew.com
Frequently Asked Questions
Ask a Question
ADC’s “Creating a Global Leader in Network Infrastructure” presentation

Safe Harbor For Forward Looking Statements
This document contains statements regarding the proposed transaction between ADC and Andrew, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of ADC and Andrew. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of ADC and Andrew and the combined company, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements, include, among other things: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on contract manufacturers and other vendors to provide goods and services needed to operate the businesses of ADC and Andrew; fluctuations in commodity prices; the social, political and economic risks of the respective global operations of ADC and Andrew; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to ADC’s Form 10-K for the year ended October 31, 2005 and Andrew’s Form 10-K for the year ended September 30, 2005 as well as other filings made by ADC and Andrew with the United States Securities and Exchange Commission (the SEC). Except as required under the US federal securities laws and the rules and regulations of the SEC, ADC and Andrew disclaim any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Additional Information and Where to Find It
In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. SHAREHOLDERS OF ADC AND STOCKHOLDERS OF ANDREW ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/ PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The final joint proxy statement/prospectus will be mailed to shareholders of ADC and stockholders of Andrew. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov. Investors and security holders may also obtain the documents free of charge from Investor Relations at ADC by writing Investor Relations, ADC Telecommunications, Inc., P.O. Box 1101, Minneapolis, Minnesota 55440-1101; or calling 952-917-0991; or at www.adc.com/investorrelations/financialinformation/secfilings/. Investors and security holders may also obtain the documents free of charge from Investor Relations of Andrew by writing Investor Relations, Andrew Corporation, Westchester, Illinois 60154; or calling 800-232-6767; or at www.andrew.com/investors/sec.

Participants In Solicitation
ADC, Andrew and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning ADC’s participants is set forth in the proxy statement dated, January 24, 2006, for ADC’s 2006 annual meeting of shareholders as filed with the SEC on Schedule 14A. Information concerning Andrew’s participants is set forth in the proxy statement, dated December 30, 2005, for Andrew’s 2006 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of ADC and Andrew in the solicitation of proxies in respect of the merger will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC.